EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated April 7, 2016 relative to the financial statements of U Matrin Woldwide Sdn. Bhd. as of December 31, 2015 and for year ended December 31, 2015.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
September 13, 2016